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                                                                     Exhibit 5.1



                                   [Letterhead]

                                                                   March 9, 2006

TAM S.A.
Av. Jurandir, 856-Lote 4
04072-000
Sao Paulo-SP-Brazil


Ladies and Gentlemen,


We are qualified to practice law in the Federative Republic of Brazil ("Brazil") and have acted as special Brazilian counsel to (a) the TAM S.A. (the "Issuer"), a corporation organized under the laws of Brazil, in connection with the offer and sale by the issuer of initially 5,000,000 American Depositary Shares (the "Primary Offering ADSs"), each representing one newly-issued preferred shares of the Issuer, without par value, and the offer and sale by Brasil Private Equity Fundo de Investimento em Participacoes, Brazilian Equity Investments III LLC, Brazilian Equity LLC, Latin America Capital Partners II LLC, Latin America Capital Partners PIV LLC, Aerosystem S.A. Empreendimentos e Participacoes, Noemy Almeida Oliveira Amaro, Maria Claudia Oliveira Amaro Demenato, Mauricio Rolim Amaro, Marcos Adolfo Tadeu Senamo Amaro, and Joao Francisco Amaro (jointly, the "Selling Shareholders") of initially 30,618,098 American Depositary Shares (the "Secondary Offering ADSs"), each representing one preferred shares of the Issuer, without par value, in accordance with the Underwriting and Agency Agreement (the "Underwriting and Agency Agreement") to be entered into among the Issuer, the Selling Shareholders and the several Agents and Underwriters named therein. An aggregate of up to 5,342,714 additional American Depositary Shares, each representing one preferred share of the Issuer (the "Optional ADSs" and together with the Primary Offering ADSs and the Secondary Offering ADSs, the "Securities"), may be issued and sold by the Issuer in connection with the over-allotment option, as contemplated by the Issuer's registration statement on Form F-1 (File No. 333-131938), publicly filed with the Securities and Exchange Comission on February 22, 2006 (as amended, the "Registration Statement").

For the purposes of rendering this opinion we have examined and/or relied upon copies of the following documents:

        (i)   a final draft of the Underwriting and Agency Agreement;
        (ii)  a copy of the Registration Statement; and
        (iii) such other documents, stock transfer and registry books, corporate records and certificates of officers of the Issuer as we may have deemed necessary for the

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purpose of this opinion.

We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil as of the date hereof and not in respect of any other laws.

In giving this opinion we have made the following assumptions:

        (i) that all the documents submitted to use as facsimile or copy of specimen documents conform to their originals;
        (ii)  that the  signatures  on the  originals,  certified  copies or copies of all documents submitted to us are genuine; and
        (iii) that all documents submitted to us as originals are authentic.

As to factual matters, we have relied upon the representations and warranties made in the Underwriting and Agency Agreement by the Issuer and on certificates, documents and oral or written information of the Issuer provided to us by officers of the Issuer on behalf of the Issuer.

Based on the above assumptions, we are of the opinion that (i) the preferred shares represented by the Primary offering ADSs are duly and validly authorized, legally issued and, when fully paid for, will be non-assessable and (ii) the preferred shares represented by the Secondary offering ADSs and by the Optional ADSs are duly and validly authorized, legally issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Underwriting and Agency Agreement or the transaction or documents referred to therein.

This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions "Validity of Securities" and "Enforcement Against Foreign Persons" in the Prospectus constituting a part of the Registration Statement.


                                Very truly yours,



                         /s/ Machado, Meyer, Sendacz e Opice
                                 A d v o g a d o s